Exhibit 99.1
News Release
Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143
MOLINA HEALTHCARE ANNOUNCES PRICING OF
COMMON STOCK OFFERING
LONG BEACH, California (August 10, 2010) — Molina Healthcare, Inc. (NYSE:MOH) announced today the pricing of its previously announced underwritten public offering of 4,000,000 shares of common stock by the Company at a public offering price of $27.00 per share. The Company intends to use the net proceeds from the offering to reduce its borrowings under its $200 million senior secured credit facility, which credit facility had an outstanding balance of $105.0 million as of July 30, 2010.
In connection with the offering, the Company and selling stockholders have granted the underwriters a 30-day option to purchase at the public offering price an additional 600,000 shares to cover overallotments, if any. Of the 600,000 overallotment shares, 350,000 shares will be offered by the Company, while 250,000 shares will be offered by the selling stockholder (as identified in the prospectus). The Company will not receive any proceeds from any sale of overallotment shares by the selling stockholder.
BofA Merrill Lynch and J. P. Morgan Securities Inc. are acting as joint book-running managers for the offering. UBS Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and Stifel, Nicolaus & Company, Incorporated will be the co-managers of the offering. The offering is being conducted pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2008.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus and the related preliminary prospectus supplement only. Before investing, investors should read the prospectus in the registration statement, the related prospectus supplement and other documents Molina Healthcare has filed with the SEC for more complete information about Molina Healthcare and the offering. Copies of the prospectus and the related preliminary prospectus supplement can be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com or J. P. Morgan Securities Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-866-803-9204.
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MOH Announces Pricing of Common Stock Offering

August 10, 2010
About Molina Healthcare
Molina Healthcare, Inc. provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program. Our licensed health plans in California, Florida, Michigan, Missouri, New Mexico, Ohio, Texas, Utah, and Washington currently serve approximately 1.5 million members, and our subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida.
Cautionary Statement under the Private Securities Litigation Reform Act: This press release contains “forward-looking statements” that are subject to risks and uncertainties that may cause actual results to differ materially. A discussion of the risk factors facing the Company can be found in its annual report on Form 10-K for the year ended December 31, 2009, in its quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2010, in its Form 8-K current reports, and in its other reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Actual events or results may differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to release any revisions to any forward-looking statements.
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